Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 17, 2023 with respect to the consolidated financial statements of ATS Corporation (formerly, ATS Automation Tooling Systems Inc.) and its subsidiaries (the “Company”) as at March 31, 2023 and 2022, and for the years then ended included in Exhibit 4.2 to the Registration Statement on Form F-10 of the Company.

/s/ Ernst & Young LLP

Chartered Professional Accountants,

Licensed Public Accountants

Toronto, Canada

May 23, 2023